GGP REPORTS THIRD QUARTER 2016 RESULTS AND
RAISES DIVIDEND 16%

Chicago, Illinois, October 31, 2016 - General Growth Properties, Inc. (the “Company” or “GGP”) (NYSE: GGP) today reported results for the three and nine months ended September 30, 2016.

Highlights

•

•	Company Same Store Net Operating Income (“Company Same Store NOI”) increased 3.8% and 4.2% from the prior year period for the three and nine months ended September 30, 2016, respectively.

•
Company earnings before interest, taxes, depreciation and amortization (“Company EBITDA”) increased 4.6% and 10.3% from the prior year period for the three and nine months ended September 30, 2016, respectively.

•	Same Store leased percentage was 96.7% at quarter end.

•	Initial rental rates for signed leases that have commenced in the trailing 12 months on a suite-to-suite basis increased 12.0% when compared to the rental rate for expiring leases.

•	Tenant sales (all less anchors) increased 1.4% on a trailing 12-month basis.[1]

•	The Company formed a joint venture with Simon Property Group and Authentic Brands Group LLC to acquire Aéropostale, Inc. GGP’s total investment was $20.4 million.

•	During and subsequent to quarter end, the Company acquired five anchor boxes from Macy’s for approximately $48 million.

•	The Company declared a fourth quarter common stock dividend, an increase of 16% over the prior year.

GAAP Operating Results
For the three months ended September 30, 2016, net income attributable to GGP was $674 million, or $0.70 per diluted share, as compared to $124 million, or $0.13 per diluted share, in the prior year period. For the nine months ended September 30, 2016, net income attributable to GGP was $1.1 billion, or $1.09 per diluted share, as compared to $1.2 billion, or $1.23 per diluted share, in the prior year period. Net income attributable to GGP in 2016 and 2015 for the three and nine months was impacted primarily by the gains related to the sales of a partial interest in two properties.

Company Operating Results
For the three months ended September 30, 2016, Company Funds From Operations (“Company FFO”) was $336 million, or $0.35 per diluted share, as compared to $341 million, or $0.36 per diluted share, in the prior year period, a decrease of 2.0%. For the nine months ended September 30, 2016, Company FFO was $1.1 billion, or $1.10 per diluted share, as compared to $969 million, or $1.01 per diluted share, in the prior year period, an increase of 9.2%.

1	Excludes Christiana Mall due to unusual changes in sales productivity.

Investment Activities
Development
The Company’s development and redevelopment activities total $1.0 billion, of which approximately $0.6 billion is under construction and $0.4 billion is in the pipeline.

Financing Activities
During the third quarter, the Company repaid the mortgage loan on the Mall of Louisiana for approximately $202 million with an interest rate of 5.8%, repaid the mortgage loan on Apache Mall for approximately $93 million with an interest rate of 4.3%, and repaid $90 million that was outstanding on the credit facility.

Dividends
On October 31, 2016, the Company’s Board of Directors declared a fourth quarter common stock dividend of $0.22 per share payable on January 6, 2017, to stockholders of record on December 15, 2016. This represents an increase of $0.03 per share or 16% growth over the dividend declared for the fourth quarter of 2015.

The Board of Directors also declared a quarterly dividend on the 6.375% Series A Cumulative Redeemable Preferred Stock of $0.3984 per share payable on January 3, 2017, to stockholders of record on December 15, 2016.

Guidance

Earnings Guidance	For the year ending December 31, 2016	For the three months ending December 31, 2016

Net income attributable to GGP	$1.31 - $1.33	$0.22 - $0.24
Preferred stock dividends	(0.02)	(0.01)
Net income attributable to common stockholders	$1.29 - $1.31	$0.21 - $0.23
Gain from change in control of investment properties and other, provision for impairment and redeemable noncontrolling interests	(0.72)	—
Depreciation, including share of JVs	0.92	0.20
NAREIT FFO	$1.49 - $1.51	$0.41 - $0.43
Adjustments[1]	0.03	0.01
Company FFO per diluted share	$1.52 - $1.54	$0.42 - $0.44

1. Includes impact of straight-line rent, above/below market rent, loss on foreign currency and the related provision for income taxes, and other items. For discussion on the purpose and use of these adjustments please see the Non-GAAP Supplemental Financial Measures and Definitions section on page 7.

The guidance estimate reflects management’s view of current and future market conditions, including assumptions with respect to Company Same Store NOI and Operating Income growth, rental rates, occupancy levels, retail sales, variable expenses, interest rates and the earnings impact of the events referenced in this release and previously disclosed. The guidance also reflects management’s view of capital market conditions. The estimates do not include future gains or losses, or the impact on operating results from future property acquisitions or dispositions or capital market activity. Earnings per share estimates may be subject to fluctuations as a result of several factors, including any gains or losses associated with disposition activity. By definition, FFO and Company FFO exclude real estate-related depreciation and amortization, provisions for impairment, or gains or losses associated with property disposition activities. This guidance is a forward-looking statement and is subject to the risks and other factors described elsewhere in this release and in the Company’s annual and quarterly periodic reports filed with the Securities and Exchange Commission.

Investor Conference Call
On Tuesday, November 1, 2016, the Company will host a conference call at 8:00 a.m. Central (9:00 a.m. Eastern). The conference call will be accessible by telephone and through the Internet. Interested parties can access the call by dialing 877.845.1018 (international 707.287.9345). A live webcast of the conference call will be available in listen-only mode in the Investors section at www.ggp.com. Interested parties should access the conference call or website 10 minutes prior to the beginning of the call in order to register. For those unable to listen to the call live, a replay will be available after the conference call event. To access the replay, dial 855.859.2056 (international 404.537.3406) conference ID 87693982.

Supplemental Information
The Company has prepared a supplemental information report available on www.ggp.com in the Investors section. This information also has been furnished with the Securities and Exchange Commission as an exhibit on Form 8-K.

Forward-Looking Statements
Certain statements made in this press release may be deemed “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statement are based on reasonable assumptions, it can give no assurance that its expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to, the Company’s ability to refinance, extend, restructure or repay near and intermediate term debt, its indebtedness, its ability to raise capital through equity issuances, asset sales or the incurrence of new debt, retail and credit market conditions, impairments, its liquidity demands, and economic conditions. The Company discusses these and other risks and uncertainties in its annual and quarterly periodic reports filed with the Securities and Exchange Commission. The Company may update that discussion in its periodic reports, but otherwise takes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Investors and others should note that we post our current Investor Presentation on the Investors page of our website at www.ggp.com. From time to time, we update that Investor Presentation and when we do, it will be posted on the Investors page of our website at ggp.com. It is possible that the updates could include information deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the Investors page of our website at www.investor.ggp.com from time to time.

General Growth Properties, Inc.
General Growth Properties, Inc. is an S&P 500 company focused exclusively on owning, managing, leasing and redeveloping high-quality retail properties throughout the United States. GGP is headquartered in Chicago, Illinois, and publicly traded on the NYSE under the symbol GGP.
Contact:
Kevin Berry
SVP Investor and Public Relations
(312) 960-5529
kevin.berry@ggp.com

Non-GAAP Supplemental Financial Measures and Definitions
Proportionate or At Share Basis
The following Non-GAAP supplemental financial measures are all presented on a proportionate basis. The proportionate financial information presents the consolidated and unconsolidated properties at the Company’s ownership percentage or “at share”. This form of presentation offers insights into the financial performance and condition of the Company as a whole, given the significance of the Company’s unconsolidated property operations that are owned through investments accounted for under GAAP using the equity method.

The proportionate financial information is not, and is not intended to be, a presentation in accordance with GAAP. The non-GAAP proportionate financial information reflects our proportionate economic ownership of each asset in our property portfolio that we do not wholly own. The amounts shown in the columns labeled "Consolidated Properties at Share" reflect the Company's Consolidated Properties at our proportionate share (excluding noncontrolling interests and unconsolidated properties). The amounts in the column labeled "Unconsolidated Properties" were derived on a property-by-property basis by including our share of each line item from each individual entity. This provides visibility into our share of the operations of our joint ventures.

We do not control the unconsolidated joint ventures and the presentations of the assets and liabilities and revenues and expenses do not represent our legal claim to such items. The operating agreements of the unconsolidated joint ventures generally provide that partners may receive cash distributions (1) to the extent there is available cash from operations, (2) upon a capital event, such as a refinancing or sale or (3) upon liquidation of the venture. The amount of cash each partner receives is based upon specific provisions of each operating agreement and varies depending on factors including the amount of capital contributed by each partner and whether any contributions are entitled to priority distributions. Upon liquidation of the joint venture and after all liabilities, priority distributions and initial equity contributions have been repaid, the partners generally would be entitled to any residual cash remaining based on their respective legal ownership percentages.

We provide Non-GAAP proportionate financial information because we believe it assists investors and analysts in estimating our economic interest in our unconsolidated joint ventures when read in conjunction with the Company's reported results under GAAP. Other companies in our industry may calculate their proportionate interest differently than we do, limiting the usefulness as a comparative measure. Because of these limitations, the Non-GAAP proportionate financial information should not be considered in isolation or as a substitute for our financial statements as reported under GAAP.
Net Operating Income (“NOI”), Company NOI and Company Same Store NOI
The Company defines NOI as proportionate income from operations and after operating expenses have been deducted, but prior to deducting financing, property management, administrative and income tax expenses. NOI excludes management fees and other corporate revenue and reductions in ownership as a result of sales or other transactions. The Company considers NOI a helpful supplemental measure of its operating performance because it is a direct measure of the actual results of our properties. Because NOI excludes reductions in ownership as a result of sales or other transactions, management fees and other corporate revenue, general and administrative and property management expenses, interest expense, retail investment property impairment or non-recoverable development costs, depreciation and amortization, gains and losses from property dispositions, allocations to noncontrolling interests, provision for income taxes, preferred stock dividends, and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate properties and the impact on operations from trends in occupancy rates, rental rates and operating costs.
The Company also considers Company NOI to be a helpful supplemental measure of its operating performance because it excludes from NOI items such as straight-line rent, and amortization of intangibles resulting from acquisition accounting and other capital contribution or restructuring events. However, due to the exclusions noted, Company NOI should only be used as an alternative measure of the Company’s financial performance.

We present Company NOI, Company EBITDA and Company FFO (as defined below); as we believe certain investors and other users of our financial information use these measures of the Company’s historical operating performance.
Adjustments to NOI, EBITDA and FFO, including debt extinguishment costs, market rate adjustments on debt, straight-line rent, intangible asset and liability amortization, real estate tax stabilization, gains and losses on foreign currency and other items that are not a result of normal operations, assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at the properties or from other factors. In addition, the Company’s leases include step rents that increase over the term of the lease to compensate the Company for anticipated increases in market rentals over time. The Company’s leases do not include significant front loading or back loading of payments or significant rent-free periods. Therefore, we find it useful to evaluate rent on a contractual basis as it allows for comparison of existing rental rates to market rental rates. Management has historically made these adjustments in evaluating our performance, in our annual budget process and for our compensation programs.
The Company defines Company Same Store NOI as Company NOI excluding periodic effects of acquisitions of new properties and certain redevelopments (for the list of properties included in Company Same Store NOI see the Property Schedule in our Supplemental Information). We do not include an acquired property in our Company Same Store NOI until the operating results for that property have been included in our consolidated results for one full calendar year. Properties that we sell are excluded from Company NOI and Company Same Store NOI for all periods once the transaction has closed.
The Company considers Company Same Store NOI a helpful supplemental measure of its operating performance because it assists management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable properties or from other factors, such as the effect of acquisitions. For these reasons, we believe that Company Same Store NOI, when combined with GAAP operating income provides useful information to investors and management.
Other REITs may use different methodologies for calculating, NOI, Company NOI and Company Same Store NOI, and accordingly, the Company’s Company Same Store NOI may not be comparable to other REITs. As a result of the elimination of corporate-level costs and expenses and depreciation and amortization, the Company Same Store NOI we present does not represent our total revenues, expenses, operating profit or net income and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items, to the extent they are material, to operating decisions or assessments of our operating performance. Our consolidated GAAP statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

Earnings Before Interest Expense, Income Tax, Depreciation, and Amortization ("EBITDA") and Company EBITDA
The Company defines EBITDA as NOI less certain property management and administrative expenses, net of management fees and other corporate revenues. EBITDA is a commonly used measure of performance in many industries, but may not be comparable to measures calculated by other companies. Management believes EBITDA provides useful information to investors regarding our results of operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other equity REITs, retail property owners who are not REITs and other capital-intensive companies. Management uses Company EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO and Same Store NOI (discussed below), it is widely used by management in the annual budget process and for compensation programs. Please see adjustments discussion above for the purpose and use of the adjustments included in Company EBITDA.
EBITDA and Company EBITDA, as presented, may not be comparable to similar measures calculated by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP.

Funds From Operations (“FFO”) and Company FFO
The Company determines FFO based upon the definition set forth by National Association of Real Estate Investment Trusts (“NAREIT”). The Company determines FFO to be its share of consolidated net income (loss) computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding cumulative effects of accounting changes, excluding gains and losses from the sales of, or any impairment charges related to, previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon the Company’s economic ownership interest, and all determined on a consistent basis in accordance with GAAP. As with the Company’s presentation of NOI, FFO has been reflected on a proportionate basis.
The Company considers FFO a helpful supplemental measure of the operating performance for equity REITs and a complement to GAAP measures because it is a recognized measure of performance by the real estate industry. FFO facilitates an understanding of the operating performance of the Company’s properties between periods because it does not give effect to real estate depreciation and amortization since these amounts are computed to allocate the cost of a property over its useful life. Since values for well-maintained real estate assets have historically increased or decreased based upon prevailing market conditions, the Company believes that FFO provides investors with a clearer view of the Company’s operating performance.
We calculate FFO in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO in accordance with NAREIT guidance. In addition, although FFO is a useful measure when comparing our results to other REITs, it may not be helpful to investors when comparing us to non-REITs. As with the presentation of Company NOI and Company EBITDA, we also consider Company FFO, which is not in accordance with NAREIT guidance and may not be comparable to measures calculated by other REITs, to be a helpful supplemental measure of our operating performance. Please see adjustments discussion above for the purpose and use of the adjustments included in Company FFO.
FFO and Company FFO do not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity or indicative of funds available to fund our cash needs. In addition, Company FFO per diluted share does not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures
The Company presents NOI, EBITDA and FFO as they are financial measures widely used in the REIT industry. In order to provide a better understanding of the relationship between the Company’s non-GAAP financial measures of NOI, Company NOI, EBITDA, Company EBITDA, FFO and Company FFO, reconciliations have been provided as follows: a reconciliation of GAAP operating income to Company NOI and Company Same Store NOI, a reconciliation of GAAP net income attributable to GGP to EBITDA and Company EBITDA, and a reconciliation of GAAP net income attributable to GGP to FFO and Company FFO. None of the Company’s non-GAAP financial measures represents cash flow from operating activities in accordance with GAAP, none should be considered as an alternative to GAAP net income (loss) attributable to GGP and none are necessarily indicative of cash flow. In addition, the Company has presented such financial measures on a consolidated and unconsolidated basis (at the Company’s proportionate share) as the Company believes that given the significance of the Company’s operations that are owned through investments accounted for by the equity method of accounting, the detail of the operations of the Company’s unconsolidated properties provides important insights into the income and FFO produced by such investments.

GAAP FINANCIAL STATEMENTS

Consolidated Balance Sheets (In thousands)

	September 30, 2016	December 31, 2015

Assets:
Investment in real estate:
Land	$2,972,931	$3,596,354
Buildings and equipment	15,497,006	16,379,789
Less accumulated depreciation	(2,611,194)	(2,452,127)
Construction in progress	344,479	308,903
Net property and equipment	16,203,222	17,832,919
Investment in and loans to/from Unconsolidated Real Estate Affiliates	3,844,177	3,506,040
Net investment in real estate	20,047,399	21,338,959
Cash and cash equivalents	656,769	356,895
Accounts and notes receivable, net	883,072	949,556
Deferred expenses, net	215,947	214,578
Prepaid expenses and other assets	910,002	997,334
Assets held for disposition	—	216,233
Total assets	$22,713,189	$24,073,555
Liabilities:
Mortgages, notes and loans payable	12,460,027	14,216,160
Investment in Unconsolidated Real Estate Affiliates	39,500	38,488
Accounts payable and accrued expenses	646,216	784,493
Dividend payable	184,634	172,070
Deferred tax liabilities	1,365	1,289
Junior Subordinated Notes	206,200	206,200
Liabilities held for disposition	—	58,934
Total liabilities	13,537,942	15,477,634
Redeemable noncontrolling interests:
Preferred	159,260	157,903
Common	131,583	129,724
Total redeemable noncontrolling interests	290,843	287,627
Equity:
Preferred stock	242,042	242,042
Stockholders' equity	8,594,582	8,028,001
Noncontrolling interests in consolidated real estate affiliates	20,264	24,712
Noncontrolling interests related to Long-Term Incentive Plan Common Units	27,516	13,539
Total equity	8,884,404	8,308,294
Total liabilities, redeemable noncontrolling interests and equity	$22,713,189	$24,073,555

GAAP FINANCIAL STATEMENTS

Consolidated Statements of Income (In thousands, except per share)

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015
Revenues:
Minimum rents	$347,676	$358,716	$1,082,220	$1,094,384
Tenant recoveries	162,031	172,515	504,242	518,040
Overage rents	6,505	6,455	19,024	18,755
Management fees and other corporate revenues	20,428	19,496	73,087	65,313
Other	17,853	28,142	57,539	62,956
Total revenues	554,493	585,324	1,736,112	1,759,448
Expenses:
Real estate taxes	58,239	57,942	173,651	170,425
Property maintenance costs	11,576	11,707	41,014	44,491
Marketing	2,244	4,273	7,036	12,849
Other property operating costs	73,479	79,265	215,474	227,874
Provision for doubtful accounts	574	1,622	5,685	6,199
(Recovery of) provision for loan loss	(6,659)	—	29,410	—
Property management and other costs	37,760	38,685	106,787	121,847
General and administrative	13,237	12,627	41,313	37,395
Provisions for impairment	28,276	—	73,039	—
Depreciation and amortization	182,350	154,228	499,269	483,026
Total expenses	401,076	360,349	1,192,678	1,104,106
Operating income	153,417	224,975	543,434	655,342
Interest and dividend income	14,114	13,232	43,507	34,896
Interest expense	(141,296)	(144,891)	(437,338)	(460,289)
(Loss) gain on foreign currency	(657)	(25,092)	16,172	(46,540)
Gain from changes in control of investment properties and other	620,309	13,399	733,416	622,412
Income before income taxes, equity in income of Unconsolidated Real Estate Affiliates and allocation to noncontrolling interests	645,887	81,623	899,191	805,821
(Provision for) benefit from income taxes	(49)	17,996	(728)	29,082
Equity in income of Unconsolidated Real Estate Affiliates	35,651	16,584	127,759	41,115
Unconsolidated Real Estate Affiliates - gain on investment	259	11,163	40,765	320,950
Net Income	681,748	127,366	1,066,987	1,196,968
Allocation to noncontrolling interests	(7,570)	(3,514)	(15,083)	(16,447)
Net income attributable to GGP	674,178	123,852	1,051,904	1,180,521
Preferred stock dividends	(3,984)	(3,984)	(11,951)	(11,952)
Net income attributable to common stockholders	$670,194	$119,868	$1,039,953	$1,168,569

Basic Earnings Per Share:	$0.76	$0.14	$1.18	$1.32
Diluted Earnings Per Share:	$0.70	$0.13	$1.09	$1.23

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share)

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015

Reconciliation of GAAP Operating Income to Company Same Store NOI
Operating Income	$153,417	$224,975	$543,434	$655,342
Loss (gain) on sales of investment properties	1,016	(854)	1,016	(863)
Depreciation and amortization	182,350	154,228	499,269	483,026
(Recovery of) provision for loan loss	(6,659)	—	29,410	—
Provision for impairment	28,276	—	73,039	—
General and administrative	13,237	12,627	41,313	37,395
Property management and other costs	37,760	38,685	106,787	121,847
Management fees and other corporate revenues	(20,428)	(19,496)	(73,087)	(65,313)
Consolidated Properties	388,969	410,165	1,221,181	1,231,434
Noncontrolling interest in NOI of Consolidated Properties	(3,734)	(4,422)	(11,080)	(13,321)
NOI of sold interests	(4,556)	(21,855)	(42,504)	(74,458)
Unconsolidated Properties	176,701	150,855	530,938	412,650
Proportionate NOI	557,380	534,743	1,698,535	1,556,305
Company adjustments:
Minimum rents	7,231	7,148	14,036	27,596
Real estate taxes	1,490	1,490	4,469	4,469
Property operating expenses	965	1,018	2,991	3,056
Company NOI	567,066	544,399	1,720,031	1,591,426
Company Non-Same Store NOI	23,495	20,808	97,011	33,400
Company Same Store NOI	$543,571	$523,591	$1,623,020	$1,558,026

Reconciliation of GAAP Net Income Attributable to GGP to Company EBITDA
Net Income Attributable to GGP	$674,178	$123,852	$1,051,904	$1,180,521
Allocation to noncontrolling interests	7,570	3,514	15,083	16,447
Loss (gain) on sales of investment properties	1,016	(854)	1,016	(863)
Gains from changes in control of investment properties and other	(620,309)	(13,399)	(733,416)	(622,412)
Unconsolidated Real Estate Affiliates - gain on investment	(259)	(11,163)	(40,765)	(320,950)
Equity in income of Unconsolidated Real Estate Affiliates	(35,651)	(16,584)	(127,759)	(41,115)
(Recovery of) provision for loan loss	(6,659)	—	29,410	—
Provision for impairment	28,276	—	73,039	—
Provision for (benefit from) income taxes	49	(17,996)	728	(29,082)
Loss (gain) on foreign currency	657	25,092	(16,172)	46,540
Interest expense	141,296	144,891	437,338	460,289
Interest income	(14,114)	(13,232)	(43,507)	(34,896)
Depreciation and amortization	182,350	154,228	499,269	483,026
Consolidated Properties	358,400	378,349	1,146,168	1,137,505
Noncontrolling interest in EBITDA of Consolidated Properties	(3,599)	(4,244)	(10,665)	(12,790)
EBITDA of sold interests	(4,549)	(21,638)	(42,229)	(73,892)
Unconsolidated Properties	167,914	142,465	504,459	382,201
Proportionate EBITDA	518,166	494,932	1,597,733	1,433,024
Company adjustments:
Minimum rents	7,231	7,148	14,036	27,596
Real estate taxes	1,490	1,490	4,469	4,469
Property operating expenses	965	1,018	2,991	3,056
Company EBITDA	$527,852	$504,588	$1,619,229	$1,468,145

NON-GAAP PROPORTIONATE FINANCIAL INFORMATION Reconciliation of GAAP to Non-GAAP Financial Measures (In thousands, except per share)

	Three Months Ended		Nine Months Ended
	September 30, 2016	September 30, 2015	September 30, 2016	September 30, 2015

Reconciliation of GAAP Net Income Attributable to GGP to Company FFO
Net Income Attributable to GGP	$674,178	$123,852	$1,051,904	$1,180,521
Redeemable noncontrolling interests	5,051	1,017	7,934	8,532
Provision for impairment excluded from FFO	28,276	—	73,039	—
Noncontrolling interests in depreciation of Consolidated Properties	(1,592)	(1,948)	(4,875)	(5,905)
Unconsolidated Real Estate Affiliates - gain on investment	(259)	(11,163)	(40,765)	(320,950)
Loss on sales of investment properties	1,017	2,358	1,016	2,349
Preferred stock dividends	(3,984)	(3,984)	(11,951)	(11,952)
Gains from changes in control of investment properties and other	(620,309)	(13,399)	(733,416)	(622,412)
Depreciation and amortization of capitalized real estate costs - Consolidated Properties	178,108	151,393	487,804	474,607
Depreciation and amortization of capitalized real estate costs - Unconsolidated Properties	73,888	68,647	209,236	186,000
FFO	334,374	316,773	1,039,926	890,790
Company adjustments:
Minimum rents	7,231	7,148	14,036	27,596
Property operating expenses	1,490	1,490	4,469	4,469
Property management and other costs	965	1,018	2,991	3,056
Interest and dividend income	(205)	(205)	(614)	(614)
Market rate adjustments	(1,287)	(61)	(2,092)	(1,323)
Write-off of mark-to-market adjustments on extinguished debt	(2,290)	102	(2,290)	7,229
(Recovery of) provision for loan loss	(6,659)	—	21,891	—
Loss (gain) on foreign currency	657	25,092	(16,172)	46,540
Benefit from (provision for) income taxes	2,093	(9,924)	(2,262)	(17,167)
FFO from sold interests	(133)	(686)	(790)	8,063
Company FFO	$336,236	$340,747	$1,059,093	$968,639

Reconciliation of Net Income Attributable to GGP per diluted share to Company FFO per diluted share
Net Income Attributable to GGP per diluted share	$0.70	$0.13	$1.09	$1.23
Preferred stock dividends	—	—	(0.01)	(0.01)
Net income attributable to common stockholders per diluted share	0.70	0.13	1.08	1.22
Redeemable noncontrolling interests	0.01	—	0.01	0.01
Provision for impairment excluded from FFO	0.03	—	0.08	—
Noncontrolling interests in depreciation of Consolidated Properties	—	—	(0.01)	(0.01)
Unconsolidated Real Estate Affiliates - gain on investment	—	(0.01)	(0.04)	(0.33)
Gains from changes in control of investment properties and other	(0.64)	(0.01)	(0.76)	(0.65)
Depreciation and amortization of capitalized real estate costs	0.25	0.22	0.72	0.69
FFO per diluted share	0.35	0.33	1.08	0.93
Company adjustments:
Straight-line rent	0.01	0.01	0.01	0.03
Property operating expenses	—	—	0.01	—
Write-off of mark-to-market adjustments on extinguished debt	—	—	—	0.01
(Recovery of) provision for loan loss	(0.01)	—	0.02	—
Loss (gain) on foreign currency	—	0.03	(0.02)	0.05
Provision for income taxes	—	(0.01)	—	(0.02)
FFO from sold interests	—	—	—	0.01
Company FFO per diluted share	$0.35	$0.36	$1.10	$1.01